Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the annual report of Terex Corporation (the “Company”) on Form 10-K for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ronald M. DeFeo, Chairman and Chief Executive Officer of the Company, and Phillip C. Widman, Senior Vice President and Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ronald M. DeFeo

Ronald M. DeFeo Chairman and Chief Executive Officer

February 28, 2007

/s/ Phillip C. Widman

Phillip C. Widman Senior Vice President and Chief Financial Officer

February 28, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Terex Corporation and will be retained by Terex Corporation and furnished to the Securities and Exchange Commission or its staff upon request.